Exhibit 23.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 French Stock Option Plan, the 1998 Stock Option Plan, the Stock Option Plan 1999 and the Stock Option Plan 2000 of ActivCard S.A. of our report dated February 10, 2000, with respect to the consolidated financial statements of ActivCard S.A. included in its Amended Registration Statement (Form F-1/A) filed on March 14, 2000 with the Securities and Exchange Commission.

                                                    Ernst & Young Audit

                                                    /s/ John Mackey

                                                    represented by
                                                    John Mackey

Paris, France
November 16, 2000